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G:\SHARED\CLIENTS\CHICAGO\PEAS\EXHIBITS.DOC

                                                                   EXHIBIT 15(c)
                                                 FORM OF
                                               SCHEDULE "A"

                     AMENDED AND RESTATED DISTRIBUTION AND SERVICES PLAN (12b-1)
                                            OF ALLEGHANY FUNDS
                                      (formerly known as CT&T FUNDS)


Below are listed the Trust's separate series of shares under which this Amended and Restated Distribution and Services Plan is to be performed as of the date hereof.


                              ALLEGHANY FUNDS (formerly known as CT&T FUNDS)

                           Chicago Trust Growth & Income Fund
                           Chicago Trust Balanced Fund
                         (formerly known as Chicago Trust Asset Allocation Fund)
                           Chicago Trust Bond Fund
                           Chicago Trust Municipal Bond Fund
                           Chicago Trust Talon Fund

Montag & Caldwell Growth Fund
                           Montag & Caldwell Balanced Fund
                           Alleghany/Chicago Trust SmallCap Value Fund
                           Alleghany/Veredus Aggressive Growth Fund
                           Alleghany/Blairlogie International Developed Fund


This Schedule "A" may be amended from time to time upon approval of the Board of Trustees of the Trust including a majority of the disinterested Trustees and by vote of a majority of the outstanding shares of beneficial interest effected.

As amended as of: ____________, 1998


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